Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form F-3 of Royal Dutch Shell plc of the report dated March 29, 2005, except for Note 1 which is as of July 20, 2005, relating to the consolidated financial statements of Royal Dutch Shell plc, which appears in the Report on Form 6-K of Royal Dutch Shell plc dated July 20, 2005. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ KPMG Accountants N.V.

KPMG Accountants N.V.

The Hague — The Netherlands

September 1, 2005

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London — United Kingdom

September 1, 2005